As filed with the U.S. Securities and Exchange Commission on November 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXOZYMES INC.

(Exact name of registrant as specified in its charter)

Nevada	2836	83-4550057
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

750 Royal Oaks Drive, Suite 106

Monrovia, CA 91016

(626) 415-1488

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Heltzen

Chief Executive Officer

eXoZymes Inc.

750 Royal Oaks Drive, Suite 106

Monrovia, CA 91016

(626) 415-1488

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Hudders, Esq. Spencer Fane LLP 711 Third Avenue, 17th Floor New York, NY 10017 (212) 907-7300 ahudders@spencerfane.com	Patrick J. Egan, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400 pegan@lucbro.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Non-accelerated filer ☐	Accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 6, 2026

eXoZymes Inc.

[*] Shares of Common Stock

Purchase Warrants to Purchase [*] Shares of Common Stock

[*] Shares of Common Stock Underlying the Purchase Warrants

We are selling [*] shares of our common stock and [*] warrants (each, a “purchase warrant”) to purchase [*] shares of our common stock. Each purchase warrant entitles its holder to purchase one share of our common stock at an assumed exercise price of $[*] per share. Each two shares of common stock are being offered and sold together with one accompanying purchase warrant at an assumed combined public offering price of $[*], which is two times the last reported sale price of our common stock on The Nasdaq Capital Market on November [*], 2026. The actual combined public offering price per two shares of common stock and accompanying purchase warrant will be determined between us and the underwriter at the time of pricing and may be at a discount to this assumed offering price. Therefore, the assumed combined public offering price used throughout this prospectus may not be indicative of the final combined public offering price.

The shares of our common stock and the accompanying purchase warrants are immediately separable and will be issued separately, but they can only be purchased together in this offering. The purchase warrants are exercisable immediately, will expire five years from the date of issuance and have an exercise price of $[*] per share. This offering also includes the shares of common stock issuable from time to time upon exercise of the purchase warrants. The purchase warrants will be issued in book-entry form pursuant to a warrant agency agreement between us and VStock Transfer, LLC, as warrant agent (the “Warrant Agent”).

Our common stock is listed on The Nasdaq Capital Market under the symbol “EXOZ.” On November [*], 2026, the last reported sale price of our common stock on The Nasdaq Capital Market was $[*] per share. We do not intend to apply for listing of the purchase warrants on any national securities exchange or other nationally recognized trading system.

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section “Risk Factors” beginning on page 13 and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 filed on November __, 2026, and the other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012. As such, in this prospectus we have taken advantage of certain reduced disclosure obligations that apply to emerging growth companies regarding selected financial data and executive compensation arrangements. See “Prospectus Summary— Implications of Being an Emerging Growth Company.”

		Price Per Two Shares and Accompanying Warrant		Total
Public offering price	$		$
Underwriting discounts and commissions (1)	$		$
Proceeds to us, before expenses	$		$

(1)	We will reimburse the underwriter for its accountable expenses, not to exceed $125,000. The registration statement, of which this prospectus is a part, registers for sale to the underwriter warrants to purchase up to [*] shares of Common Stock ([*] shares of Common Stock if the over-allotment is exercised) to be issued to the underwriter, exercisable for five years at an exercise price of $[*] (125% of the public offering price). See “Underwriting” beginning on page 21 for a description of compensation payable to the underwriter.
(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the purchase warrants offered hereby to investors and the warrants being issued to the underwriter in this offering.

We have granted the underwriter a 30-day option to purchase up to an additional [*] shares of common stock and [*] purchase warrants from us at the public offering price, less underwriting discounts and commissions. If the underwriter exercises this option in full, the total underwriting discounts and commissions payable will be $[*] and the total proceeds to us, before expenses, will be $[*].

Investing in our securities involves a high degree of risk, including that the trading price of our common stock has been subject to volatility. See “Risk Factors” beginning on page 13 of this prospectus, and under similar headings in the documents incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock and purchase warrants against payment on or about [*], 2026.

Sole Book-Running Manager

Newbridge Securities Corporation

The date of this prospectus is [*], 2026.

TABLE OF CONTENTS

Page

About this Prospectus	ii

Prospectus Summary	1

Neither we nor the underwriter has authorized anyone to provide information different from that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriter take any responsibility for, and can provide no assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus, and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of the shares of common stock and purchase warrants means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy the shares of common stock or purchase warrants in any circumstances under which such offer or solicitation is unlawful.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriter have authorized anyone to provide you with information that is different. We and the underwriter are offering to sell the shares of common stock and purchase warrants, and seeking offers to buy the shares of common stock and purchase warrants, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the shares of common stock and purchase warrants.

For investors outside of the United States: Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus, including the information incorporated by reference herein, is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement includes exhibits that provide more detail on the matters discussed in this prospectus. This prospectus contains summaries of certain provisions of some of the documents described herein, but reference is made to the actual documents for complete information, and all of the summaries are qualified in their entirety by the actual documents. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference,” before making your investment decision.

You should rely only on the information contained in this prospectus, the information incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the underwriter have authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date on its front cover, regardless of the time of delivery of this prospectus or any sale of our securities, and that the information incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the securities offered by this prospectus in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “eXoZymes,” “we,” “our,” “us” and the “Company” in this prospectus, we mean eXoZymes Inc. and its subsidiaries, including NCTx LLC, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable securities being sold hereunder.

This prospectus, any free writing prospectus and the documents incorporated by reference contain estimates, projections and other information concerning our industry, our business, the science of our products and the markets for our products, including data regarding the incidence of certain medical conditions and the scientific basis of our products. We obtained the industry, science, market and similar data set forth in this prospectus from our internal estimates and research and from academic and industry research, publications, surveys and studies conducted by third parties. While we believe that these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data, and we do not make any representation as to the accuracy of the information. The content of the above sources, except to the extent specifically set forth in this prospectus, does not constitute a portion of this prospectus and is not incorporated herein. Information that is based on estimates, forecasts, projections, market research, scientific research, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus, any free writing prospectus, and the documents incorporated by reference. This summary does not contain all the information you should consider before investing in our common stock and purchase warrants. You should carefully read this prospectus, any free writing prospectus, and the documents incorporated by reference before investing in our common stock and purchase warrants, including the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in this prospectus, and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, and the accompanying notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026, which are incorporated by reference herein. Some of the statements in this prospectus constitute forward-looking statements. See the section titled “Special Note Regarding Forward-Looking Statements.”

Our Mission

eXoZymes’ mission is to unlock valuable molecules that only nature has been able to make until now, for use in health, wellness and other specialty applications.

Nature has evolved compounds that act on biology, including the human body’s core systems: metabolism, liver function, gut health and inflammation, as well as compounds with value in other specialty applications such as cosmetics and fragrances. Many of these molecules have been inaccessible: they are too rare in nature to extract economically and too complex to synthesize. eXoZymes makes it possible to produce these molecules at commercially relevant scale, at high purity, with attractive margins, and, when possible, make better-than-nature versions that unlock new drug applications.

Overview

Our platform uses exozymes that our scientists engineer with the help of AI-enhanced tools to run outside living cells and convert abundant feedstocks into valuable molecules at high purity.

We believe our cell-free approach removes a bottleneck that has limited cell-based synthetic biology. A living cell must stay alive, divert resources to growth and tolerate the product it makes, which limits yield, purity and economics. For example, we took N-trans-caffeoyltyramine (“NCT”), our lead program, from idea to a 100-liter pilot run by an independent manufacturing partner in under a year. That pilot run showed that our NCT biosolution can convert 99% of the feedstock into end product, at 99.6% purity, in hours rather than days. We believe this level of biosolution performance could enable new markets and business opportunities and provide us with a competitive advantage.

We believe the Powered by eXoZymes platform can eventually make many of the molecules synthetic biology set out to make. We are starting where we believe the economics are strongest: rare, high-value molecules, beginning with those that can contribute to human health, healthy aging, and wellness.

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Our Playbook

We apply the platform through a repeatable playbook:

1.	Molecule Prospecting. Using expert human review supported by artificial intelligence (AI) tools, we evaluate 100+ candidate molecules using multiple criteria. For instance, we assess each molecule’s potential use case(s), market size, technical fit with our cell-free platform, and our ability to establish intellectual property and other competitive barriers. We generally try to prioritize molecules whose value others have already demonstrated but whose commercialization has been limited by a manufacturing or supply bottleneck that we believe our platform may be able to address.

2.	Molecule Incubator. For promising candidate molecules, we initiate a proof-of-concept program to assess the advantages our platform may offer for production of the molecule (for example, whether we can develop a biosolution for it) and the technical challenges we would need to overcome. We discontinue programs at this stage that we determine to be too difficult or uneconomical.

3.	Product Accelerator. Programs that graduate from the Incubator become product line candidates. For a promising product line candidate, we seek to develop a biosolution capable of producing the molecule as a single, pure compound and with potential to be deployed at commercial scale and at a commercially viable cost. The intended output at this stage is a Tech Transfer Package that we may sell, license, contribute to a joint venture, or use for our own production. Where appropriate, we also develop a Product Transfer Package covering the formulation and application work required to turn the molecule into end products for its target markets.

4.	Commercialization. For each molecule, we intend to pursue a fast-to-market launch first and then pharmaceutical opportunities:

(a) Fast-to-market. We seek to identify a use case that permits early market entry and revenue, and to bring the pure molecule to market through the fastest available route. Often the route will be as a supplement supported by a GRAS (Generally Recognized as Safe) determination, for products such as a skin care active ingredient, cosmetic, or fragrance.

(b) Pharmaceutical potential through engineered analogs. We intend to create new-to-nature analogs of molecules produced in the Accelerator that could become patentable drug candidates or improved products, and to develop them with partners. We expect to apply this strategy to NCT and to most other compounds in our portfolio. Any drug candidate would require substantial further development and regulatory approval. We will therefore aim to license these opportunities out to biotech and pharmaceutical companies.

NCT is our lead program and the first we are taking through the full playbook. We selected NCT because we believe it represents an attractive standalone business opportunity and a strong demonstration of our platform’s capability to enable highly valuable molecules with accessibility challenges.

Our Platform

Our cell-free exozyme platform removes the living cell from the production process, and with it the constraints described above. Without a cell to keep alive, yields are not capped by growth or side-products, scale-up is more predictable, and each pathway can be tuned for a single target molecule.

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We make each enzyme, and then run the enzymes together in a cell-free reaction, typically as a single “one-pot” enzyme cascade, which we believe lowers capital needs. The process has three steps:

1.	Enzyme production. We produce our engineered enzymes (i.e., exozymes) in industrial microbial hosts such as E. coli (bacteria) or P. pastoris (yeast).

2.	Cell-free reaction. The exozymes convert a feedstock into the target molecule in a multi-step cascade, together with cofactors and other proprietary elements required to make the desired product.

3.	Harvest molecule. We isolate the target molecule. We believe our isolation and purification efforts are often much easier and lower cost compared to competing methods, as we can produce at very high purity and without the many co-products and impurities typical of fermentation or extraction from natural sources.

Our founders began developing cell-free biomanufacturing at UCLA over a decade ago. Since then we have built a library of thousands of engineered exozymes and acquired significant know-how in cell-free multi-enzyme systems, cofactor regeneration and downstream integration.

We believe our approach offers at least three advantages, each of which still has to be proven at commercial scale and over time:

●	Speed and cost. NCT reached pilot scale in under a year, which we attribute to our core platform design and capabilities, including the enzyme libraries and process know-how built on our earlier programs. Within one year of initiating our NCT program, Cayman Chemical, an independent partner, ran the full NCT biosolution process and achieved results consistent with, and in some cases better than, our internal runs.

●	Access to rare molecules. We can make compounds that are scarce in nature and, in some cases, better and new-to-nature analogs that we believe cannot be easily or cost-effectively made in any other way.

●	Repeatable pathway design. Enzymes and know-how built for one product can be reused for related molecules, which could shorten development of later products and result in high return on investment from our platform.

AI-Enhanced Development

Building enzymes that work outside the cell, and that remain stable, active and compatible with one another in multi-step pathways, historically required years of trial and error. Our scientists use AI-enhanced tools to support the design, stabilization and screening of enzyme variants before laboratory work begins, which we believe has shortened the time needed to assemble a multi-step pathway from years to months.

In July 2026, we were selected for the U.S. Department of Energy’s Genesis Mission to extend our capability beyond enzyme design by building AI-powered digital twins of cell-free biomanufacturing to help streamline overall cascade design and optimization with Lawrence Berkeley National Laboratory. We believe these same capabilities will also allow our platform to physically produce analogs of naturally occurring molecules designed with computational tools faster, and with increased efficiency, which are often difficult to manufacture by other means.

NCT: Our Lead Program

A well-studied biological target with no approved therapy

NCT is a rare plant compound found in black peppercorns and other plants at less than 15 parts per million. NCT has been identified as the first potent, selective activator of HNF4α (Lee, Veeriah & Levine, Cell Death Dis 12:603 (2021)), a promising biological target with no approved therapy. HNF4α is a nuclear receptor that regulates genes controlling mitochondrial function, fat metabolism and gut barrier integrity, and is often described as the body’s “master metabolic switch.” It regulates thousands of genes central to liver, pancreas and gut function.

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Preclinical and human data

In a published study (Veeriah, Lee & Levine, Cell Death Dis 13:89 (2022)), diet-induced obese mice on a high-fat diet that received NCT gained 30–40% less weight than untreated mice on the same diet, at equal caloric intake. They also showed less liver fat and higher markers of mitochondrial activity. These results come from a preclinical, third-party study in mice and may not be replicated in humans.

Two randomized, double-blind, placebo-controlled studies conducted by third parties have evaluated 120 mg/day of an encapsulated formulation of a synthetic blend of NCT and a related molecule, N-trans-feruloyltyramine (NFT). In a four-week study of 126 adults with prediabetes, the primary endpoint was met: fasting glucose fell further than with placebo, and fasting insulin and post-meal glucose also improved (Gulati et al., 2025). In a three-week study of 29 adults with diarrhea-predominant irritable bowel syndrome (IBS-D), the primary endpoint was met: gut permeability fell significantly compared with placebo, symptom scores improved, and no adverse events were reported (Melo et al., 2025). These studies were small and short, were not conducted by us, and used a blend of two molecules rather than our pure NCT. Their results may not be predictive of results with our product.

A published 90-day toxicology study (Int J Toxicol, 2025) supports an estimated safe intake of approximately 992 mg/day for a 70 kg adult, derived from the study’s no-observed-adverse-effect level using an uncertainty-factor approach under 21 CFR 170.22. We intend to use this data in our GRAS determination.

Process Technology Enabling Commercialization

Although NCT occurs in nature, it is found only in trace quantities. Existing natural sources contain mixtures of less potent related compounds (e.g., NFT), and we believe conventional chemical synthesis is cost-prohibitive. As a result, NCT has not been available on a commercial scale and at high purity.

In January 2026, an independent partner, Cayman Chemical, ran our patent-pending NCT process in a 100-liter reactor at its Ann Arbor, Michigan facility, producing 535 grams of NCT at 99.6% purity and converting 99% of the feedstock into product. Cayman ran the full process (enzymes, reaction conditions and downstream purification), which we believe demonstrates that the process can be transferred to contract manufacturers.

Since the pilot run, we have optimized the process to produce approximately 67% more NCT per liter of reactor volume, with a reaction rate approximately five times faster (approximately 80% less time in the reactor), and we have moved the optimized process onto unit operations used by commercial manufacturers. We estimate that these changes will increase productivity approximately tenfold compared with the pilot process. These estimates are based on internal assessments and have not been demonstrated on a commercial scale.

Manufacturing

In September 2026, we selected Curia Global, Inc. as our commercial-scale manufacturing partner for NCT. Curia will perform the full process: enzyme fermentation at its facility in León, Spain, and the cell-free reaction and purification at its facility in Rozzano, Italy. Technology transfer to Curia began in the fourth quarter of 2026, building toward larger-scale production in 2027. We do not currently plan to build our own manufacturing facilities.

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Regulatory Path

We intend to market NCT as a dietary supplement ingredient, using the trademark Tyreryn™. Claims will be limited to structure/function statements, with no disease claims at any stage, and are expected to expand in tiers as supporting evidence matures such as the data elements listed below:

1.	GRAS. A safety evaluation by an independent expert panel, built on published toxicology, to support a self-affirmed GRAS determination for market entry, targeted for the second quarter of 2027.

2.	Single-dose human PK study. An IND-exempt study in healthy adults, targeted for the first quarter of 2027, to confirm absorption and set the dose for future studies.

3.	Formulation and claims studies. Absorption-enhancing formulations and targeted studies to substantiate additional structure/function claims.

The FDA is actively reviewing the self-affirmed GRAS pathway. A proposed rule published in the Federal Register on August 11, 2026, would require FDA notification of future GRAS determinations. If the rule is finalized, our regulatory path and timeline may change.

Statements about NCT have not been evaluated by the Food and Drug Administration. NCT is not intended to diagnose, treat, cure, or prevent any disease. Pre-clinical findings are from animal models and may not translate to humans.

Commercialization of NCT

We intend to commercialize NCT, using the trademark Tyreryn, through one or more of these three channels:

●	Ingredient sales. Supplying NCT/Tyreryn as an ingredient to supplement brands and formulators, including through offtake agreements.

●	A direct-to-consumer brand. Launching our own NCT/Tyreryn consumer brand, initially direct to consumers. We may also launch this brand through a joint venture or another co-owned structure.

●	Marketing alliances. Building partnerships that support NCT/Tryeryn across multiple sales channels, including online and retail once sales velocity is established.

eXoZymes plans to hold and fully own the NCT technology and complete the GRAS determination and the technology transfer to Curia. At the same time or following those milestones, we intend to either partner with other companies to take NCT to market or do it ourselves. If we partner or spin out the NCT business, the structure, form and terms of that arrangement have yet to be determined.

The NCT launch timeline depends on Curia completing scale-up, on our securing a market launch partner, and on regulatory requirements for the markets where NCT will be sold. In a worst-case scenario, our product candidates may never become commercially viable.

We are in the process of registering the trademark “Tyferyn™” for use in connection with our NCT products and branding.

Engineered Analogs

Using the same enzymes and methods developed for naturally occurring NCT, we are designing new-to-nature NCT analogs with improved potency, bioavailability or selectivity. These analogs could become patentable drug candidates for metabolic conditions such as obesity, type 2 diabetes and MASH. We intend to take our patented analogs, not NCT itself, into drug development, and to develop them with pharmaceutical partners rather than run late-stage clinical trials ourselves. These activities are at an early stage and would require substantial additional research and development, including preclinical and clinical studies, as well as regulatory review and approval, prior to any potential commercialization.

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Biosolution Pipeline

Supplements. We pursue two paths to market for products made with our cell-free biomanufacturing platform. Our first path to market, and our near-term focus, is dietary supplements, which we believe offer the fastest route to revenue. Each supplement program has a gemstone codename and a molecule identification number in the format EXOZ###. Our lead supplement program, AMBER, is based on N-trans-caffeoyltyramine (NCT) (EXOZ001), under the brand name Tyferyn, and supports gut and liver metabolism. AMBER has completed discovery and proof of concept. We are now running scale-up, establishing Generally Recognized as Safe (GRAS) status and conducting clinical studies in parallel. Two more supplement programs have completed proof of concept: SAPPHIRE (EXOZ003) for joint comfort, which has begun scale-up, and AMETHYST (EXOZ004) for mental stress, focus and energy. We are also evaluating a women’s health program focused on menopause support (EXOZ005), and we have screened and scored more than 50 additional molecules as potential supplement and cosmetic candidates.

Pharmaceutical Candidates. Our second path to market is pharmaceutical candidates based on analogs of natural products. Each candidate is identified by the number of its parent molecule followed by a letter, so EXOZ001a, for example, is an analog of NCT (EXOZ001). We intend to advance these candidates and then seek partnering or other exit opportunities, generally between IND-enabling studies and Phase 2 clinical trials. Current candidates include NCT analogs (EXOZ001a–c) for inflammatory bowel disease, MASH/NAFLD and obesity (as a potential adjunct to GLP-1 therapies); NIH grant-funded cannabinoid analogs (EXOZ002a–b) for undisclosed indications; and earlier-stage analogs of our SAPPHIRE and AMETHYST molecules for a potential non-addictive pain treatment (EXOZ003a) and a stress-related indication (EXOZ004a). All of our pharmaceutical candidates are in discovery or lead optimization, and none has begun IND-enabling studies or clinical trials.

We cannot guarantee that any of our programs will be successfully developed, obtain any required regulatory clearances or achieve commercial success.

Intellectual Property

We protect our technology through multiple layers of intellectual property via both trade secrets and patents. Across our platform, processes and products, we hold more than 30 issued patents and more than 40 pending patents covering methods to make natural compounds, composition of matter on new-to-nature molecules, and composition of matter on our engineered enzymes. As of November 11, 2026, we owned or exclusively licensed 14 patent families comprising 29 issued patents, 3 allowed patent applications, and 49 pending patent applications in the United States, Europe and 13 other countries and territories. Our issued patents cover processes for regulating and balancing the cofactors that power cell-free enzymatic reactions, which are foundational to our platform; processes for the cell-free production of cannabinoids and other prenylated compounds using engineered enzymes; and engineered prenyltransferase enzymes with increased thermostability. Our pending applications extend this protection to lower-cost processes for producing cofactors; cell-free processes for making N-trans-caffeoyltyramine (NCT), cannflavins and other prenylflavonoids; engineered berberine bridge enzymes for producing cyclized cannabinoids; and new-to-nature cannabinoids, including cyclized, deuterated and other non-natural analogs, for potential pharmaceutical use.

Our Strategy

We are building a pipeline of molecules that follow the playbook. Every program shares the same cell-free platform, enzyme library and partnership model. We choose which molecules to commercialize by commercial attractiveness, not by the order in which we made them. The strategy is outlined below:

●	Bring NCT to market across up to three channels. Complete the Curia technology transfer and GRAS determination, secure a market launch partner and/or offtake agreements, prepare NCT for market launch, and launch our direct-to-consumer brand on our own, with a partner, or both.

●	Create a pharma analog option from the NCT biosolution. Design NCT analogs with improved potency, bioavailability or selectivity, and partner them for clinical development.

●	Repeat the playbook. Take the next molecules through the same playbook, starting with non-intoxicating cannabinoids, choosing those where scarcity, purity and commercial demand give us a clear edge, in health, wellness and specialty applications.

●	Stay capital-light where we can. Manufacturing through contract partners such as Curia, and partner across manufacturing, consumer reach, clinical validation and pharmaceutical development, capturing value through licensing, milestones, royalties and joint ventures rather than funding late-stage clinical trials ourselves. Our direct-to-consumer brand will require marketing investment, which we may reduce by partnering with companies that can handle the marketing.

●	Keep using non-dilutive funding. To date the Company has received approximately $20 million in non-dilutive grants from the Department of Energy (including ARPA-E, EERE, and GENESIS), the National Institutes of Health, the National Science Foundation (through Georgia Tech), the Department of Defense (through BioMADE), and NREL, and it currently holds three active research grants, from the NIH, the NSF, and the DOE’s GENESIS program. We will continue to compete for government grants and collaborations that fund platform work.

Summary Risk Factors

An investment in our securities is highly speculative and involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” before investing. The principal risks include:

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Risks related to our business and NCT

●	We have not yet commercialized any product, and our product candidates may never become commercially viable.

●	We depend on Curia and on a successful technology transfer. Although eXoZymes has validated pilot-scale production, the technology may face unforeseen challenges during full contract manufacturing organization (CMO) scale-up or industrial transfer. Our productivity estimates are based on internal assessments and have not been demonstrated at commercial scale.

●	GRAS may not be obtained, and the pathway is under FDA rulemaking. Nutraceutical regulatory pathways (GRAS/NDIN) carry uncertainty in timing and outcome. Any delay in GRAS or in the Curia technology transfer would delay the planned NCT launch timeline.

●	We will need additional capital beyond this offering, and future financings may dilute our stockholders.

●	We might not be able to continue as a going concern. We have a history of losses, and our auditor has expressed substantial doubt about our ability to continue as a going concern.

●	Results to date are primarily in animal models, and there remains uncertainty whether activation in humans will demonstrate the same effects observed in preclinical models. The published human studies were small and short, were conducted by third parties, and used a blend rather than our pure NCT.

●	NCT has not been evaluated by the FDA and is not intended to diagnose, treat, cure, or prevent disease. As a dietary supplement ingredient, NCT may be marketed only with structure/function claims.

●	The nutraceutical market is competitive, and consumers often report inconsistent results from supplements; failure to meaningfully differentiate our NCT product from others in the market could affect adoption. Our direct-to-consumer brand will require marketing investment and may not achieve market acceptance.

●	Our NCT business relies on CMOs and partners; disruptions in supply chain, delays in manufacturing validation, or partner performance issues could materially affect timelines. We have not yet secured a market launch partner.

●	The business and partnership structure, form and terms of a transfer of the NCT technology and product packages to a partner, JV, spin-out, or other structure have not been determined, and the transfer may not occur on the expected timeline or at all.

●	Our analog and other pipeline programs are at an early stage and would require substantial additional research and development, including preclinical and clinical studies, as well as regulatory review and approval, prior to any potential commercialization, and would depend on pharmaceutical partners that we may not secure.

●	Our NCT process patent application is pending and may not issue.

●	We rely in part on trade secrets and on a license from The Regents of the University of California, and losing that license would harm the programs that use it.

●	We rely on government grants and contracts, which may be reduced, delayed or not renewed.

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Risks Relating to this Offering

●	Investors in this offering will experience immediate, substantial dilution in the net tangible book value per share of our common stock.

●	We will likely issue additional common stock in the future, which would dilute the holdings of our existing stockholders.

●	A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

●	Management will have broad discretion as to the use of the proceeds from this offering; their deployment of the proceeds may not effectively improve our business.

●	The market price of our shares may be subject to fluctuation and volatility.

●	We do not intend to pay dividends on our common stock, so any returns will be limited to the value of our stock.

●	There is no public market for the purchase warrants being offered and sold in this offering. The purchase warrants are speculative in nature, holders of purchase warrants will have no rights as holders of common stock until the purchase warrants are exercised, and the purchase warrants may not have any value.

Corporate History and Information

eXoZymes Inc., formerly known as Invizyne Technologies Inc., was formed in Nevada in 2019, and its wholly owned subsidiary eXoZymes (CA) Inc., formerly known as Invizyne Technologies Inc., was formed in California in 2014. eXoZymes was formed with the vision of taking nature’s building blocks to make molecules of interest, effectively simplifying nature. eXoZymes was a majority owned technology development subsidiary of MDB Capital until November 2024, when eXoZymes completed its initial public offering.

On June 1, 2022, the Company entered into a joint venture with Neuractas Therapeutics, a preclinical company developing high impact therapeutics, to work with the Company on deuterated cannabinoid molecules, for which the Company has filed a provisional patent application. No business activities have occurred under the joint venture to date. The Company accounts for the joint venture under Accounting Standards Codification subtopic 323-10, Investments-Equity Method and Joint Ventures (“ASC 323-10”).

On May 5, 2025, the Company established a wholly owned subsidiary, NCTx LLC, a Delaware limited liability company. NCTx LLC is a special purpose subsidiary focused on the development and production of NCT, a very rare, plant-derived compound with emerging relevance in the areas of metabolic health, gut integrity and liver function. NCTx LLC has had limited business activities to date.

Our principal executive offices are located at 750 Royal Oaks Drive, Suite 106, Monrovia, California 91016, and our telephone number is (626) 415-1488. Our website address is www.exozymes.com. Information contained on, or that can be accessed through, our website does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

JOBS Act – “Emerging Growth Company”

We have elected to be treated as an emerging growth company, as defined in the JOBS Act. As such, in this prospectus we have elected to take advantage of certain reduced disclosure obligations that apply to emerging growth companies regarding selected financial data and executive compensation arrangements.

Implications of Being an “Emerging Growth Company”

An “emerging growth company,” as defined in Section 2(a) of the Securities Act is eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies,” such as not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act which would occur if the market value of all our shares of Common Stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

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THE OFFERING

The following summary contains basic information about our offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock and purchase warrants, please see page 19, “Description of Securities We Are Offering.”

Issuer	eXoZymes Inc.

Securities offered by us	[*] shares of common stock ([*] shares if the underwriter exercises its over-allotment option in full). Each two shares of common stock are being offered and sold together with one purchase warrant to purchase one share of our common stock. The shares of our common stock and the purchase warrants will be issued separately but will be purchased together in this offering.

Description of purchase warrants	[*] purchase warrants to purchase [*] shares of common stock ([*] purchase warrants to purchase [*] shares of common stock if the underwriter exercises its over-allotment option in full). The purchase warrants may only be exercised for a whole number of shares of common stock and, because the purchase warrants will only be sold along with shares of common stock, no fractional shares or warrants to purchase fractional shares will be issued in this offering. The exercise price of the purchase warrants is $[*] per share. Each purchase warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the purchase warrants. For more information regarding the purchase warrants, you should carefully read the section titled “Description of Securities We Are Offering—Purchase Warrants Offered Hereby ” in this prospectus.

Combined offering price	$[*] per two shares of common stock and one accompanying purchase warrant.

Common stock outstanding prior to the offering(1)	[*] shares

Common stock to be outstanding after this offering(1)	[*] shares ([*] shares if the underwriter exercises its over-allotment option in full), assuming no exercise of the purchase warrants.

Option to purchase additional securities	We have granted a 30-day option to the underwriter, exercisable one or more times in whole or in part, to cover over-allotments, if any, to purchase up to an additional [*] shares of common stock and at the effective public offering price per share of $[*] and [*] additional purchase warrants to purchase up to [*] shares additional shares of common stock at an exercise price of $[*] per warrant, in each case less underwriting discounts and commissions.

Underwriter’s warrant	Upon the closing of this offering, we have agreed to issue to the underwriter (or its permitted designees), as a portion of the underwriting compensation, a warrant to purchase a number of shares of our common stock equal to seven percent (7%) of the aggregate number of shares of common stock sold in this offering (including shares exercised pursuant to the over-allotment option, if any, and shares of common stock underlying the purchase warrants sold in this offering (the “Underwriter’s Warrant”). The Underwriter’s Warrant will have an exercise price equal to 125% of the public offering price per share of common stock sold in this offering, may be exercised on a cashless basis, and will expire five years after the commencement of sales of this offering in compliance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110(g)(8)(A). The Underwriter’s Warrant has been deemed compensation by FINRA and is therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e). This prospectus also covers the Underwriter’s Warrant and the shares of common stock issuable upon its exercise. See “Underwriting—Underwriter’s Warrants.”

Common stock trading symbol

Our common stock is listed on The Nasdaq Capital Market under the symbol “EXOZ.” We do not intend to apply for listing of the purchase warrants on any national securities exchange or other nationally recognized trading system.

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Use of proceeds	We estimate that our net proceeds from this offering will be approximately $[*] million (or approximately $[*] million if the underwriter exercises its over-allotment option in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and excluding any proceeds received upon exercise of the purchase warrants. We intend to use the net proceeds from this offering to further develop the opportunities associated with our NCT business and products developed under the NCT technology, to advance our next-in-line product candidates, for research and development and for working capital and general corporate purposes, including capital expenditures. See “Use of Proceeds.”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” and other information included or incorporated by reference in this prospectus beginning on page 13 for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Lock-ups	We, our directors and officers and holders of 5% or more of our outstanding common stock have agreed, subject to certain exceptions (including sales to cover taxes on equity awards), not to offer, sell, transfer or otherwise dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock for a period of 180 days following the date of this prospectus without the prior written consent of the underwriter, except that we may (i) sell shares of common stock under an at-the-market offering program of up to $40,000,000 in gross proceeds and (ii) issue shares under our equity incentive plans and upon the exercise or conversion of securities outstanding as of the date of the underwriting agreement. See “Underwriting—Lock-Up Agreements.”

(1)	The number of shares of common stock outstanding is based on [*] shares of common stock issued and outstanding as of September 30, 2026, and excludes the following:

●	[*_____*] shares of common stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $[*_____*] per share;

●	[*____*] shares of common stock issuable upon vesting of RSUs;

●	[*] shares of common stock issuable upon the exercise of outstanding warrants having a weighted average exercise price of $[*] per share, and [*] shares of common stock ([*] shares if the underwriter exercises its over-allotment option in full) issuable upon the exercise of the purchase warrants offered hereby at an exercise price of $[*] per share;

●	[*____*] shares of common stock reserved for future issuance under the Company’s 2025 Equity Incentive Plan (the “2025 Equity Plan”); and

●	[*] shares of common stock ([*] shares if the underwriter exercises its over-allotment option in full) issuable upon the exercise of the Underwriter’s Warrant at an exercise price of $[*] per share.

Unless otherwise indicated, all information in this prospectus assumes (i) no exercise of the outstanding options and warrants (including the purchase warrants offered hereby and the Underwriter’s Warrant) or vesting of RSUs described above and (ii) no exercise by the underwriter of its over-allotment option.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any free writing prospectus and the incorporated documents include statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” All statements other than statements of historical facts may be forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “continues,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “would” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this prospectus, any free writing prospectus and incorporated documents, and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, future acquisitions and the industry in which we operate.

These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we operate. Important factors that could cause those differences include, but are not limited to:

●	our future financial performance, including our expectations regarding our net revenue, operating expenses, and our ability to achieve and maintain future profitability;

●	our business plan and our ability to effectively manage our overall research and development activities, our general operations and growth;

●	our ability to anticipate biochemical trends, growth rates, and challenges of our business area in the biochemical industry as it evolves;

●	our ability to evaluate and respond to market demand to guide product development, product acceptance, and product commercialization;

●	regulatory, legislative and judicial developments that impact our business and our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business;

●	our ability to protect our intellectual property;

●	our relationships with our clients, collaborative partners, service providers and supply sources;

●	our ability to market our biochemical technologies, enter into collaborative and licensing arrangements, and otherwise promote our products;

●	general economic conditions and trends and events of force majeure such as earthquakes, climate events, pandemics, other natural disasters, war, strikes and industrial action, supply chain issues and the like;

11

●	increased expenses associated with being a public company;

●	our ability to attract and retain qualified personnel;

●	our ability to raise equity and debt capital to fund our operations and growth strategy, including possible developmental businesses and acquisitions;

●	future revenue being lower than expected; the timing and success of the technology transfer of our NCT process to Curia and of commercial-scale manufacturing; the timing and outcome of our GRAS determination and the impact of any changes to the FDA’s GRAS framework; and our ability to continue as a going concern.

These above factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus, any free writing prospectus and the incorporated documents.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements. The matters summarized in this prospectus, any free writing prospectus and the incorporated documents could cause our actual results to differ significantly from those contained in our forward-looking statements. In addition, even if our results of operations, financial condition and liquidity, and industry developments are consistent with the forward-looking statements, those results or developments may not be indicative of results or developments in subsequent periods.

In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments, except as required by applicable law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks described below and in the “Risk Factors” sections of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference in this prospectus, together with the information included in this prospectus and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. The risks and uncertainties incorporated by reference into this prospectus or described below are not the only ones we face. Additional risks and uncertainties not currently known or which we consider immaterial as of the date hereof in the future may materially harm our business and could result in a complete loss of your investment. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows, or prospects could be materially and adversely affected, the market price of our common stock could decline, as well as the value of the purchase warrants, and you could lose all or part of your investment in our securities.

Risks Relating to this Offering

Investors in this offering will experience immediate, substantial dilution in the net tangible book value per share of our common stock.

You will suffer immediate and substantial dilution in the net tangible book value per share of common stock you purchase in this offering because the price per share of our common stock being offered hereby is substantially higher than the book value per share of our common stock. Our net tangible book value as of September 30, 2026, was approximately $[*] per share of common stock. Based on an offering price of $[*] per share in this offering, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $[*] per share in the net tangible book value of the common stock.

We will likely issue additional common stock in the future, which would dilute the holdings of our existing stockholders.

In the future, we will likely issue additional shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock, resulting in the dilution of the ownership interests of our stockholders. These issuances may be in connection with hiring or retaining personnel, future acquisitions or future capital-raising transactions or other business purposes. Moreover, the exercise of our existing outstanding warrants and stock options, which are exercisable for or convertible into shares of our common stock, will dilute our existing holders of common stock.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

Although we have obtained lock-up agreements from our directors, officers, 5% and greater shareholders and affiliates of the Company, the shares of our common stock sold in the offering and those sold in our initial public offering are freely tradable without restriction or further registration under the Securities Act. Moreover, from time to time, certain of our “insider” stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market or otherwise. As a result, a substantial number of shares of our common stock may be sold in the public market from time to time following this offering, which may cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our shares of common stock may decline.

We might not be able to continue as a going concern.

Our unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2026 have been prepared assuming that we will continue as a going concern. We have suffered recurring losses from operations, generated negative cash flows from operating activities and have an accumulated deficit, which raise substantial doubt about our ability to continue as a going concern, and the report of our independent registered public accounting firm on our audited financial statements for the fiscal year ended December 31, 2025, contains an explanatory paragraph to that effect. As of September 30, 2026, we had cash and cash equivalents of approximately $[*] million and an accumulated deficit of approximately $[*] million. Because we expect operating losses and negative cash flows for the foreseeable future, if we are unable to raise sufficient capital through debt or equity financings or to generate cash through our commercialization efforts, we may not have sufficient liquidity to operate our business. If we cannot continue as a going concern, our stockholders could lose all or part of their investment in us.

If we are unable to generate sustainable operating profit and sufficient cash flows, then our future success will depend on our ability to raise capital. We intend to seek additional financing and evaluate financing alternatives in order to meet our cash requirements for the foreseeable future. We cannot be certain that raising additional capital, whether through selling additional debt or equity securities or obtaining a line of credit or other loan, will be available to us or, if available, will be on terms acceptable to us. If we issue additional securities to raise funds, these securities may have rights, preferences, or privileges senior to those of our common stock, and our current stockholders may experience numerical and financial dilution. If we are unable to obtain funds when needed or on acceptable terms, we may be required to curtail our current product development programs, cut operating costs, forego future development and other opportunities or even terminate our operations.

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Management will have broad discretion as to the use of the proceeds from this offering; their deployment of the proceeds may not effectively improve our business.

Our management will have broad discretion as to the application of the net proceeds from this offering; management may use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our operating results, financial condition or market value. Therefore, shareholder value may not be increased, and our stock price may decline.

We may allocate the net proceeds from this offering in ways that you or other stockholders may not approve.

We currently intend to use the net proceeds of this offering for our NCT business and working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, our next in line products, acquisitions of new technologies and investments, and the financing of possible acquisitions or business expansions. These expected uses of the net proceeds from this offering represent our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, as well as any third-party intellectual property or other assets that we may opportunistically identify and seek to license or acquire, or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

The market price of our shares may be subject to fluctuation and volatility.

You could lose all or part of your investment. The market price of our common stock is subject to substantial fluctuations in response to various factors, some of which are beyond our control. These include the following:

●	actual or anticipated variations in our and our competitors’ results of operations and financial condition;

●	acceptance of our technologies and the related product;

●	changes in earnings estimates or recommendations by securities analysts, if our shares are covered by analysts;

●	development of technological innovations or new competitive technologies by others;

●	announcements of technological innovations by us;

●	developments concerning intellectual property rights, including our involvement in litigation brought by or against us, if any;

●	regulatory developments and the decisions of regulatory authorities as to the approval or rejection of new or modified products using our technologies;

●	changes in the amounts that we spend to develop, acquire or license new technologies or businesses;

●	changes in our expenditures to promote our business and technologies and the potential products using our technologies;

●	our sale or proposed sale, or the sale by our significant stockholders, of our shares or other securities in the future and our overall trading volume;

●	the sale in the public securities market of the shares of common stock underlying our outstanding warrants;

●	changes in key personnel;

●	success or failure of our research and development projects or those of our competitors; and

●	general economic and market conditions and other factors, including factors unrelated to our operating performance.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our shares and result in substantial losses being incurred by our investors. In the past, following periods of market volatility, public company stockholders have often instituted securities class action litigation. If we were involved in securities litigation, it could impose a substantial cost upon us and divert the resources and attention of our management from our business.

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We do not intend to pay dividends on our common stock, so any returns will be limited to the value of our stock.

We anticipate that we will retain all our future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be based on the appreciation of their common stock in the public securities market.

There is no public market for the purchase warrants being offered in this offering.

There is no established public trading market for the purchase warrants being offered and sold in this offering, and we do not expect a trading market to develop. In addition, we do not intend to apply to list the purchase warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the purchase warrants will be limited.

Holders of purchase warrants purchased in this offering will have no rights as holders of common stock until the purchase warrants are exercised and the underlying common stock is acquired.

Until holders of purchase warrants acquire the shares of our common stock underlying the purchase warrants upon their exercise, holders of the purchase warrants will have no rights with respect to the shares of our common stock underlying the purchase warrants. Once exercised and the common stock is issued to the holders of purchase warrants, the holders will be entitled to exercise the rights of a holder of common stock, including voting, dividend and other shareholder rights.

The purchase warrants being offered are speculative and may not have value in the future.

Each purchase warrant offered by us in this offering will be exercisable commencing [*], 2026, at an exercise price of $[*] per share and will expire on [*], 2031, after which any unexercised purchase warrants will expire and have no further value. In the event that the market price of our common stock does not exceed the exercise price of the purchase warrants during the period when they are exercisable, the purchase warrants may not have any value. If the purchase warrants expire with no value, we will not receive any proceeds from the exercise of the purchase warrants to fund our operations.

Risks Related to Our Business and NCT

We are subject to risks related to our NCT program and commercialization efforts.

NCT is expected to be our first commercial product, and its development and commercialization are subject to multiple risks, including the following:

●	Results to date are primarily in animal models, and there remains uncertainty whether activation in humans will demonstrate the same effects observed in preclinical models.

●	Although eXoZymes has validated pilot-scale production, the technology may face unforeseen challenges during full CMO scale-up or industrial transfer.

●

NCT has not been evaluated by the FDA and is not intended to diagnose, treat, cure or prevent any disease. Nutraceutical regulatory pathways (GRAS/NDIN) carry uncertainty in timing and outcome, and the FDA is considering changes to the self-affirmed GRAS pathway that could affect our regulatory path and timeline.

●	The nutraceutical market is competitive, and consumers often report inconsistent results from supplements; failure to differentiate our NCT product from others in the market meaningfully could affect adoption.

●	NCTX’s business model relies on CMOs and partners; disruptions in supply chain, delays in manufacturing validation, or partner performance issues could materially affect timelines.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting commissions and estimated offering expenses payable by us, will be approximately $[*]. If the underwriter’s over-allotment option is exercised the total estimated net proceeds will be approximately $[*]. The foregoing does not include any amount that we may receive from any exercise of the purchase warrants.

We currently intend to use the net proceeds from this offering to further develop the opportunities associated with our NCT business and products developed under the NCT technology, next in line products, research and development and for general corporate purposes, working capital purposes and capital expenditures. We estimate that approximately $10,000,000 of the net proceeds will be used in fiscal year 2027, for NCT Commercialization and Scale up ($4.2M), Cannabinoids and Next in Line Products ($2.0M), Working Capital and Operations ($1.5M), G&A, BD, Legal and Compliance ($1.5M), and Core Platform R&D and AI Engineering ($0.8M). In fiscal year 2028, we estimate that approximately $3,950,000 of the net proceeds will be used for general corporate purposes, including the above mentioned categories.

The timing and amount of our actual use of the net proceeds in our business will be based on many factors, including cash flows from operations, business opportunities, expense of operations, and the anticipated growth of our business. We cannot give any assurance that the net proceeds will be sufficient to fund our projected financial requirements, and we may need to pursue further funding through the sale of additional securities or institutional borrowings or other means of financing our business.

This represents our best estimate of the manner in which we will use the net proceeds we receive from this offering based upon the current status of our business, but we have not reserved or allocated amounts for specific purposes, and we cannot specify with certainty how or when we will use any of the net proceeds. The amounts and timing of our actual use of the net proceeds will depend on numerous factors, including the status of our product development efforts, sales and marketing activities, technological advances, the amount of cash generated or used in our operations, competition and the factors described under “Risk Factors” in this prospectus and in the documents incorporated by reference herein. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is listed on The Nasdaq Capital Market under the symbol “EXOZ.” On November [*], 2026, the last reported sale price of our common stock on The Nasdaq Capital Market was $[*] per share.

Holders

As of September 30, 2026, we had [*] registered holders of record of our common stock. As our shares of common stock are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.

DIVIDEND POLICY

We do not plan on declaring or paying cash dividends or cash distributions while we are developing our business. Whether any dividends or distributions are made in the future, if at all and whether or not they are payable in cash, will depend on many factors and will be determined by the board of directors, from time to time, and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board of directors may deem relevant. In addition, our ability to pay dividends or make distributions in any form may be limited by covenants of any outstanding superior ranking equity, such as preferred stock, or indebtedness that we incur. Investors should not look to any cash dividend or cash distribution that we might make to be a regular income item in an investor’s portfolio.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2026:

●	on an actual basis; and

●

on an as adjusted basis to give effect to the sale of [*] shares of common stock and accompanying purchase warrants in this offering at an assumed combined public offering price of $[*] per two shares of common stock and accompanying purchase warrant, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the purchase warrants or the underwriter’s over-allotment option and no value attributed to the purchase warrants.

You should read this table along with our unaudited consolidated financial statements and related notes as of and for the nine-months ended September 30, 2026, as well as the other financial information incorporated by reference in this prospectus.

($ in thousands)	Actual			As Adjusted
Cash and cash equivalents	$			$	[ ]
Stockholders’ equity:
Preferred stock, $0.000001 par value; 5,000,000 shares authorized; no shares issued and outstanding, actual and as adjusted		—			—
Common stock, $0.000001 par value; 100,000,000 shares authorized; [*] shares issued and outstanding, actual; [*] shares issued and outstanding, as adjusted					[ ]
Additional paid-in capital					[ ]
Accumulated deficit		(	)		[ ]
Total Stockholders’ Equity	$			$	[ ]

The number of shares of common stock outstanding in the table above is based on [*] shares of common stock issued and outstanding as of September 30, 2026, and excludes the following:

●	[*_____*] shares of common stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $[*_____*] per share;

●	[*____*] shares of common stock issuable upon vesting of RSUs;

●	[*] shares of common stock issuable upon the exercise of outstanding warrants having a weighted average exercise price of $[*] per share, and [*] shares of common stock ([*] shares if the underwriter exercises its over-allotment option in full) issuable upon the exercise of the purchase warrants offered hereby at an exercise price of $[*] per share;

●	[*____*] shares of common stock reserved for future issuance under the Company’s 2025 Equity Incentive Plan (the “2025 Equity Plan”); and

●	[*] shares of common stock ([*] shares if the underwriter exercises its over-allotment option in full) issuable upon the exercise of the Underwriter’s Warrant at an exercise price of $[*] per share.

To the extent that additional shares are issued pursuant to the foregoing, investors purchasing our common stock in this offering will experience further dilution.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the assumed offering price per share of its common stock and the as adjusted net tangible book value per share of its common stock immediately after the offering. Historical net tangible book value per share represents the amount of the Company’s total tangible assets, less total liabilities, divided by the number of shares of its common stock outstanding.

The historical net tangible book value (deficit) of our common stock as of September 30, 2026, was approximately $[*] million or $[*] per share based upon shares of common stock outstanding on such date. Historical net tangible book value (deficit) per share represents the amount of its total tangible assets reduced by the amount of its total liabilities, divided by the total number of shares of common stock outstanding.

After giving effect to the sale of all of the [*] of shares of common stock offered in this offering at an assumed public offering price of $[*] per share after deducting estimated placement agent fees and our estimated offering expenses, net tangible book value as of September 30, 2026, would have been $[* ] or $[*] per share. This represents an immediate increase in net tangible book value of $[* ] per share, to the existing stockholders, and an immediate dilution in net tangible book value of $[* ] per share to new investors.

The following table illustrates this per share dilution of shares of common stock sold in this offering:

Assumed public offering price per share	$
Historical net tangible book value per share as of September 30, 2026	$
Increase in net tangible book value per share attributable to investors participating in this offering	$
As adjusted net tangible book value per share after giving effect to this offering	$
Dilution per share to investors participating in this offering	$

If the underwriter exercises its over-allotment option in full, our as adjusted net tangible book value as of September 30, 2026, after giving effect to this offering, would have been approximately $[*] per share, representing an increase in net tangible book value of approximately $[*] per share to existing stockholders and immediate dilution in net tangible book value of approximately $[*] per share to investors participating in this offering.

The foregoing discussion and table are based on [*] shares of common stock issued and outstanding as of September 30, 2026, and exclude the following:

●	[*_____*] shares of common stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $[*_____*] per share;

●	[*____*] shares of common stock issuable upon vesting of RSUs;

●	[*] shares of common stock issuable upon the exercise of outstanding warrants having a weighted average exercise price of $[*] per share, a nd [*] shares of common stock ([*] shares if the underwriter exercises its over-allotment option in full) issuable upon the exercise of the purchase warrants offered hereby at an exercise price of $[*] per share;

●	[*____*] shares of common stock reserved for future issuance under the Company’s 2025 Equity Incentive Plan (the “2025 Equity Plan”); and

●	[*] shares of common stock ([*] shares if the underwriter exercises its over-allotment option in full) issuable upon the exercise of the Underwriter’s Warrant at an exercise price of $[*] per share.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase our common stock (including the purchase warrants offered hereby and the Underwriter’s Warrant) or vesting of RSUs. The exercise of outstanding options or warrants having an exercise price less than the public offering price would increase dilution to investors participating in this offering. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

General

The following summary of the material terms of our capital stock and the securities we are offering is not intended to be complete and is subject to, and qualified in its entirety by reference to, our articles of incorporation, as amended, and our bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the applicable provisions of the Nevada Revised Statutes (the “NRS”). We urge you to read these documents in their entirety for a complete description of the rights and preferences of our capital stock.

Common Stock Offered Hereby

Our articles of incorporation currently authorize us to issue up to 100,000,000 shares of common stock, $0.000001 par value. As of [*], 2026, there were [*] shares of common stock issued and outstanding.

Subject to the preferential dividend rights of the holders of any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available for that purpose.

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of common stock do not have cumulative voting rights. The holders of a majority of the shares of common stock present and entitled to vote in the election of directors can elect all directors standing for election.

In the event of any liquidation, dissolution or winding up of the Company, after the satisfaction in full of the liquidation preferences of holders of any shares of issued and outstanding preferred stock, holders of shares of common stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders. The shares of common stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of common stock are not entitled to pre-emptive rights.

The issued and outstanding shares of common stock are fully paid and non-assessable. Any additional shares of common stock that the Company may issue in the future will also be fully paid and non-assessable.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock are available for future issuance without stockholder approval, subject to any limitations imposed by the NRS and the listing rules of The Nasdaq Capital Market, which require stockholder approval for certain issuances, including issuances that would result in a change of control and certain issuances of 20% or more of our then outstanding common stock or voting power. These additional authorized shares may be used for a variety of corporate purposes, including future capital-raising transactions, acquisitions and employee benefit plans, as determined by our board of directors. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-takeover provisions

We are governed by the provisions of Nevada Revised Statutes 78.378 to 78.3793 because we are incorporated in Nevada. These provisions prohibit a person who owns in excess of ten percent (10%) of our outstanding voting stock from merging, consolidating or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of ten percent (10%) of our outstanding voting stock, unless the merger, consolidation or combination is approved in a prescribed manner. Any provision in our Articles of Incorporation or our Bylaws or Nevada law that has the effect of delaying or deterring a change in control could limit the opportunity for our shareholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

Preferred Stock

Our articles of incorporation authorize the issuance of up to 5,000,000 shares of preferred stock, $0.000001 par value per share, with designations, rights and preferences determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock in one or more series with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock. As of the date of this prospectus, no shares of preferred stock are issued and outstanding. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

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Transfer Agent and Registrar

The transfer agent and registrar for the shares of common stock issued by the Company is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, with a general telephone number of 212-828-8436 and a general email of info@vstocktransfer.com.

Purchase Warrants Offered Hereby

The purchase warrants will be issued under a warrant agency agreement between us and VStock Transfer, LLC, as warrant agent. The following summary of certain terms and provisions of the purchase warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement and the form of purchase warrant, which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of purchase warrant for a complete description of the terms and conditions of the purchase warrants.

Duration and Exercise Price. Each purchase warrant offered hereby will have an initial exercise price per share equal to $[*]. The purchase warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The purchase warrants will be issued separately from the common stock and may be transferred separately immediately thereafter. One warrant to purchase one share of our common stock will be issued for every two shares of common stock purchased in this offering.

Exercisability. The purchase warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. Neither the warrant agent nor the Company shall effect any exercise of any purchase warrant, and a registered holder shall not have the right to exercise any portion of a purchase warrant, to the extent that after giving effect to the issuance of shares of common stock after exercise as set forth on the applicable election to purchase, the registered holder (together with such registered holder’s affiliates (as defined in Rule 405 under the Securities Act, and any other persons acting as a group together with the registered holder or any of the registered holder’s affiliates), would beneficially own in excess of 4.99% of the Company’s common stock (“Maximum Percentage”). For purposes of the foregoing sentence, the number of shares of common stock beneficially owned by the registered holder and its affiliates shall include the number of shares of common stock issuable upon exercise of the purchase warrant with respect to which such determination is being made, but shall exclude the number of shares of common stock which would be issuable upon exercise of the remaining, nonexercised portion of any purchase warrant beneficially owned by the registered holder or any of its affiliates. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the registered holder that neither the warrant agent nor the Company is representing to the registered holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the registered holder is solely responsible for any schedules required to be filed in accordance therewith. The Holder, upon notice to the Company, may increase or decrease the Maximum Percentage provisions of this paragraph, provided that the Maximum Percentage in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this paragraph shall continue to apply. Any increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company.

Cashless Exercise. If, at the time a holder exercises its warrants, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.

Transferability. Subject to applicable laws, the purchase warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established public trading market for the purchase warrants, and we do not expect a market to develop. We do not intend to apply to list the purchase warrants on any national securities exchange or other nationally recognized trading system.

Fundamental Transactions. If, at any time while the purchase warrants are outstanding, we effect a fundamental transaction (as described in the purchase warrants, generally including a merger or consolidation, a sale of all or substantially all of our assets, a completed tender or exchange offer accepted by holders of 50% or more of our outstanding common stock, a reclassification or compulsory share exchange of our common stock, or a business combination in which another person acquires more than 50% of our outstanding common stock), then upon any subsequent exercise of a purchase warrant, the holder will have the right to receive, for each share of common stock that would have been issuable upon exercise immediately prior to the fundamental transaction, the kind and amount of securities, cash or other property that the holder would have received if it had exercised the purchase warrant immediately prior to the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the purchase warrants or by virtue of the holder’s ownership of shares of our common stock, the holders of the purchase warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their purchase warrants.

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Other Warrants

As of September 30, 2026, there were outstanding warrants to purchase an aggregate of [*] shares of our common stock, issued on June 30, 2026 (the “June 2026 Warrants”). Each June 2026 Warrant is exercisable commencing June 5, 2027, at an exercise price of $11.24 per share, and will expire on June 5, 2031. Commencing on the date they become exercisable, and provided that there is an effective registration statement covering the resale of the shares of common stock underlying the June 2026 Warrants, we may call the June 2026 Warrants for redemption if, and only if, the closing price of our common stock equals or exceeds $17.98 per share (subject to customary adjustments) on any twenty (20) trading days during any thirty (30) consecutive trading day period after the June 2026 Warrants become exercisable. Notice of redemption must be given not less than 30 days prior to the redemption date, and holders may exercise their June 2026 Warrants through the redemption date. The redemption price is $0.01 per June 2026 Warrant. There will be no broker protect period, if applicable.

The initial exercise price is subject to typical adjustments, and it also will be reset to $0.001, if prior to June 5, 2027, the Company sells in a public or private offering (other than pursuant to approved equity award plans of the Company) common stock at a per share price less than $8.99. To qualify for this reset if any, an original purchaser of a unit in this offering must be able to demonstrate that it has held all the shares of common stock included in the units acquired in this offering up until the date of the price reset event, if any, and must exchange the Warrants for a new warrant with the revised terms.

UNDERWRITING

Newbridge Securities Corporation (“underwriter” or “Newbridge”) is acting as the underwriter of the offering. We have entered into an underwriting agreement, dated [*], 2026, with Newbridge (the “underwriting agreement”). Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter named below and the underwriter named below has agreed to purchase, at the combined public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the following number of shares of our common stock and purchase warrants:

Underwriter	Number of Shares	Number of Purchase Warrants
Newbridge Securities Corporation	[*]	[*]
Total

The underwriter is committed to purchasing all of the shares of common stock and purchase warrants offered by us, other than those covered by the option to purchase additional shares and purchase warrants described below, if it purchases any shares and purchase warrants. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of legal opinions, comfort letters and officer’s certificates.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the common stock and purchase warrants, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

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The underwriter proposes to offer the common stock and purchase warrants offered by us to the public at the combined public offering price per two shares of common stock and accompanying purchase warrant set forth on the cover of this prospectus. In addition, the underwriter may offer some of the common stock and purchase warrants to other securities dealers at such combined price less a concession of $[*] per two shares of common stock and accompanying purchase warrant. After this offering, the combined public offering price and concession to dealers may be changed.

Discounts and Commissions. The following table shows the combined public offering price, underwriting discount, and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

Total
	Per Two Shares and Accompanying Warrant	Without Over-Allotment	With Over- Allotment
Combined public offering price	$	$	$
Underwriting discount (7%) to be paid by us:	$	$	$
Proceeds, before expenses, to us	$	$	$

In addition, we have agreed to pay all fees, disbursements and expenses in connection with this offering, including, without limitation, our legal and accounting fees and disbursements, the costs of preparing, printing and delivering registration statements, prospectuses and prospectus supplements, and all amendments, post-effective amendments and supplements thereto. In particular, we have agreed to pay at each of the closings of this offering (including the offering of shares sold through the exercise of the over-allotment option, if any), to the extent not paid at earlier closings of this offering, all expenses incident to the performance of our obligations under our engagement letter with the underwriter (the “engagement letter”), including, but not limited to: (1) all filing fees and communication expenses relating to the registration of the shares of common stock to be sold in this offering (including the over-allotment shares) with the SEC; (2) all Public Offering System filing fees associated with the review of this offering by FINRA; (3) all fees and expenses relating to the listing of the securities on The Nasdaq Capital Market; (4) all fees, expenses and disbursements relating to the registration, qualification or exemption of the offered common stock under the securities laws of such foreign jurisdictions as we and the underwriter together determine; (5) the costs of all mailing and printing of the offering documents (including, without limitation, the underwriting agreement and, if appropriate, any agreement among underwriters, selected dealers’ agreement, underwriter’s questionnaire and power of attorney), registration statements, prospectuses and prospectus supplements, and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the underwriter may reasonably deem necessary; (6) the costs of preparing, printing and delivering certificates representing the securities; (7) fees and expenses of the transfer agent for the securities; and (8) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from us to the underwriter.

Additionally, we will reimburse the underwriter for its actual reasonable and documented out-of-pocket expenses incurred in connection with this offering, which expenses will include, but will not be limited to, the reasonable fees and disbursements of the underwriter’s counsel, travel, lodging and other “road show” expenses, mailing, printing and reproduction expenses, and any actual, reasonable, documented out-of-pocket expenses incurred by the underwriter in conducting its due diligence, including background checks of our officers and directors), less amounts, if any, previously paid to the underwriter in reimbursement for such accountable expenses that we are required to reimburse the underwriter will not exceed $125,000 in the aggregate; provided that such cap shall not in any way limit any amounts payable pursuant to the indemnification and contribution sections of the engagement letter and the underwriting agreement.

We have paid a $[*] expense advance to the underwriter, which will be credited against the accountable expenses actually incurred by the underwriter, including the reasonable fees of the underwriter’s counsel, and which will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). In no event will we be required to reimburse the underwriter for accountable expenses in excess of $125,000; provided that such cap shall not in any way limit any amounts payable pursuant to the indemnification and contribution sections of the engagement letter and the underwriting agreement.

We estimate that the total expenses of the offering, excluding underwriting discount, will be approximately $[*].

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Over-Allotment Option

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 30 days after the closing of this offering, permits the underwriter to purchase up to [*] additional shares of common stock and warrants to purchase an additional [*] shares of common stock, representing 15% of the common stock and purchase warrants sold in the offering, solely to cover over-allotments, if any. If the underwriter exercises all or part of this option, it will purchase shares of common stock and purchase warrants covered by the option at the combined public offering price per two shares of common stock and accompanying purchase warrant that appears on the cover page of this prospectus, less the underwriting discount.

Participation Right

If this offering is consummated for gross proceeds in excess of $15,000,000, then for a period commencing on the closing of this offering and terminating on the twelve (12) month anniversary of the closing of this offering, the Company has agreed not to enter into any engagement or other agreement (“Engagement”) with any other broker-dealer, underwriter or financial advisor for investment banking, underwriting, placement agent or financial advisory services for any offer or sale of equity or debt securities (a “Subsequent Financing”) without offering to the underwriter the opportunity to participate in the offer or sale of up to a maximum of 50% of the securities offered in such Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

Lock-Up Agreements

Without the prior written consent of the underwriter, for a period of 180 days following the date of this prospectus (the “Lock-Up Period”), we have agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of common stock or common stock equivalents or any securities convertible into or exercisable or exchangeable for shares of common stock or common stock equivalents, other than a registration statement on Form S-8; (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock or common stock equivalents, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of common stock or common stock equivalents, in cash or otherwise. Notwithstanding the foregoing, we may establish and use an at-the-market offering program for the sale of shares of our common stock of up to $40,000,000 in gross proceeds, register for issuance and issue equity securities underlying warrants and options outstanding as of the date of this prospectus, and grant awards and issue securities under equity award plans adopted by our board of directors and stockholders.

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In addition, each of our directors, officers and holders of 5% or more of our outstanding common stock has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, during the Lock-Up Period, without the prior written consent of the underwriter and subject to certain exceptions, these persons may not, directly or indirectly, (i) sell, assign, transfer, pledge, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for sale (including any short sale), right or warrant to purchase, lend, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction that is designed to or could be expected to result in the disposition of, any shares of common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company (including, without limitation, shares of common stock or any such securities that may be deemed to be beneficially owned by such persons in accordance with the rules and regulations of the SEC (such shares or securities, the “Beneficially Owned Shares”)), or publicly announce any intention to do any of the foregoing, other than the exercise of options or warrants so long as there is no sale or disposition of the common stock underlying such options or warrants during the Lock-Up Period; (ii) enter into any swap, hedge or other agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company; or (iii) engage in any short selling of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise. The underwriter may give its consent at any time without public notice. These restrictions are subject to certain exceptions for transfers of Beneficially Owned Shares, including, but not limited to, transfers (i) as a bona fide gift or gifts, (ii) by operation of law, including pursuant to a qualified domestic relations order or in connection with a divorce settlement, (iii) to the immediate family of the transferor, (iv) to any trust for the direct or indirect benefit of such person or the immediate family of the transferor, (v) to any beneficiary of the transferor pursuant to a will or other testamentary document or the applicable laws of descent, (vi) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the transferor or the immediate family of the transferor and (vii) of shares sold to pay taxes on shares acquired under equity award programs.

In addition, subject to certain limited exceptions, until the one-year anniversary of the closing date of this offering, we will be prohibited from effecting or entering into an agreement to effect any issuance by us or any of our subsidiaries of common stock or Common Stock Equivalents (as defined in the underwriting agreement) (or a combination of shares of Common Stock and warrants thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction, other than an at-the-market offering program, in which we (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of our common stock either (A) at a conversion price, exercise price, exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of our common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common stock, or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled.

Underwriter’s Warrants

We have agreed to issue to the underwriter or its designees warrants to purchase up to a total of 7.0% of the shares of common stock sold in this offering and underlying the purchase warrants (including the shares sold through the exercise of the over-allotment option, if any). The registration statement of which this prospectus forms a part registers for sale the underwriter’s warrants and the shares of our common stock issuable upon exercise of the underwriter’s warrants. The underwriter’s warrants are exercisable at $[*] per share (125% of the public offering price per share) for five (5) years from the commencement of sales of this offering in compliance with FINRA Rule 5110(g)(8)(A). The underwriter’s warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e). The underwriter (or its permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the shares of common stock underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales of the offering. The underwriter’s warrants may be exercised as to all, or a lesser number of shares of common stock and will provide for cashless exercise for the underlying shares. The underwriter’s warrants will provide for registration rights upon request, in certain cases. The sole demand registration right provided, if any, will not be greater than five years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided, if any, will not be greater than seven years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(D). The underwriter’s warrants will have anti-dilution terms that are consistent with FINRA Rule 5110(g)(8)(E) and (F). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders, if any. The exercise price and number of shares issuable upon exercise of the underwriter’s warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

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Stabilization

In accordance with Regulation M under the Exchange Act, the underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

●	Short positions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

●	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.

●	Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. If the underwriters sell more shares than could be covered by the underwriters’ option to purchase additional shares, thereby creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

●	In passive market making, market makers in our common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase shares of our common stock until the time, if any, at which a stabilizing bid is made.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

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Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Offering Price Determination

The public offering price was negotiated between the underwriter and us. In determining the public offering price of our common stock, the underwriter considered:

●	the history and prospects for the industry in which we compete;

●	our financial information;

●	the ability of our management and our business potential and earning prospects;

●	the prevailing securities markets at the time of this offering; and

●	the recent market prices of, and the demand for, publicly traded shares of generally comparable companies, as well as the recent market price of our common stock.

Indemnification

We have agreed to indemnify the underwriter, its affiliates and each person controlling the underwriter against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Discretionary Accounts

The underwriter has informed us that it does not expect to make sales to accounts over which it exercises discretionary authority in excess of 5% of the shares of our common stock being offered in this offering.

Passive Market Making

In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in our common stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

From time to time, the underwriter and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received, and may in the future receive, customary fees. Except for the services provided in connection with this offering, the underwriter has not provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in the offering. The underwriter may allocate a number of shares to the underwriter and selling group members, if any, for sale to their online brokerage account holders. Any such allocations for online distributions will be made by the underwriter on the same basis as other allocations.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Spencer Fane LLP, New York, New York. Lucosky Brookman LLP, Woodbridge, New Jersey, is acting as counsel for the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements of eXoZymes Inc. as of December 31, 2025 and 2024 and for each of the years then ended, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, have been audited by RBSM LLP, Las Vegas, Nevada, an independent registered public accounting firm, as stated in its report thereon (which report contains an explanatory paragraph regarding our ability to continue as a going concern), and have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference the documents listed below (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including information furnished under Item 2.02 or Item 7.01 of Form 8-K and related exhibits furnished under Item 9.01 of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026, June 30, 2026 and September 30, 2026, filed with the SEC on May 14, 2026, August 13, 2026, and November [*], 2026, respectively;

●	our Current Reports on Form 8-K filed with the SEC on March 31, 2026, April 10, 2026, May 7, 2026, June 8, 2026, June 17, 2026, June 26, 2026, July 1, 2026, September 18, 2026, October 9, 2026 and [*], 2026 (other than any portions thereof deemed furnished and not filed);

●	our definitive proxy statement to be filed with the SEC on September 28, 2026, for the 2026 annual meeting of shareholders to be held November 13, 2026; and

●	The description of our securities contained in our Registration Statement on Form 8-A12B filed with the SEC on August 1, 2024, including any amendment or report filed for the purpose of updating such description.

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All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

eXoZymes Inc.

Attention: Michael Heltzen,

Chief Executive Officer

750 Royal Oaks Drive, Suite 106

Monrovia, California 91016

Telephone: (626) 415-1488

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act (File No. 333-[*]) with respect to the securities offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the rules and regulations of the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available free of charge on our website at www.exozymes.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus.

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eXoZymes Inc .

[*] Shares of Common Stock

Purchase Warrants to Purchase [*] Shares of Common Stock

[*] Shares of Common Stock Underlying the Purchase Warrants

PROSPECTUS SUPPLEMENT

Newbridge Securities Corporation

[__________], 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than the underwriting discounts and commissions, payable by us in connection with the offer and sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$
FINRA filing fee
Nasdaq Capital Market listing of additional shares fee
Accounting fees and expenses
Legal fees and expenses
Printing and related expenses
Transfer agent and registrar fees and expenses
Blue sky fees and expenses (including legal fees)

Total	$

ITEM 14. Indemnification of Directors and Officers

We are a Nevada corporation. The Nevada Revised Statutes (“NRS”) provides that the articles of incorporation of a Nevada corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 78 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit.

The NRS provides that a Nevada corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding, unless such indemnity is limited by the corporation’s articles of incorporation.

The NRS provides that a Nevada corporation may indemnify a person made a party to a proceeding because the person is or was a director against any obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a director in connection with any proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such proceeding.

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Under the NRS, unless otherwise provided in the articles of incorporation, a Nevada corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Our articles of incorporation provide that we will indemnify to the fullest extent permitted by Nevada law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Company) by reason of the fact that he or she is or was a director of the Company or is or was serving as a director, officer, employee or agent of another entity at the request of the Company or any predecessor of the Company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding.

Our articles of incorporation also provide that, to the fullest extent permitted by Chapter 78 of the NRS, a director or officer of the Company will not be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that the foregoing will not eliminate or limit the liability of a director or officer for (a) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of NRS 78.300.

The registrant has directors’ and officers’ liability insurance for its directors and officers.

The Company also enters into indemnification agreements with each of the persons serving on the board of directors and executive officers. The indemnification agreements provide for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed actions, suits or other proceedings, subject to certain limitations. The indemnification agreements also provide for the advancement of expenses in connection with a proceeding prior to a final, non-appealable judgment or other adjudication, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us. The indemnification agreement sets forth procedures for making and responding to a request for indemnification or advancement of expenses, as well as dispute resolution procedures that apply to any dispute between us and an indemnitee arising under the indemnification agreements.

ITEM 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement and prior to this registration statement being effective, we have issued the following securities that were not registered under the Securities Act:

(1) The Company received a commitment for funding of two SAFEs on July 3, 2023, for a cash payment from the investors in the aggregate amount of $800,000. The SAFEs were converted to 125,001 shares of Common Strock upon completion of the initial public offering of the Company in November 2024. The shares do not have any registration rights.

(2) The Company issued 2,347 shares of Common stock upon the cashless exercise of an option on May 19, 2024.

Each of the securities indicated above as being issued by the registrant were not registered under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption under Section 4(a)(2) of the Act for transactions of an issuer not involving a public offering, and may not be offered or sold in the United States absent registration under the Act or an exemption from such registration requirements.

All recipients of the foregoing transactions either received adequate information about the registrant or had access, through their relationships with the registrant, to such information. Furthermore, the registrant affixed appropriate legends to the share certificates and instruments issued in each foregoing transaction setting forth that the securities had not been registered and the applicable restrictions on transfer.

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ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits. The exhibits to this registration statement are listed in the Exhibit Index below and are incorporated by reference herein.

Exhibit Number	Description of Document
1.1 **	Form of Underwriting Agreement between the Registrant and Newbridge Securities Corporation
3.1	Articles of Incorporation of the Registrant, filed April 17, 2019 (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1, Registration Statement No. 333-276987).
3.2	By-laws of the Registrant, February 1, 2024 (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1, Registration Statement No. 333-276987).
3.3	Certificate of Correction to Articles of Incorporation of the Registrant, filed April 30, 2019 (incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form S-1, Registration Statement No. 333-276987).
3.4	Amendment to Articles of Incorporation of Registrant increasing the authorized capital, filed July 1, 2024 (incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-1, Registration Statement No. 333-276987).
3.5	Amendment to Articles of Incorporation of the Registrant effecting a reverse stock split, filed October 3, 2024 (incorporated herein by reference to Exhibit 3.5 to the Registration Statement on Form S-1, Registration Statement No. 333-276987).
4.1 **	Form of Purchase Warrant (included in Exhibit 4.2)
4.2 **	Form of Warrant Agency Agreement between the Registrant and VStock Transfer, LLC, as warrant agent
4.3 **	Form of Underwriter’s Warrants
4.4	Description of Capital Stock (incorporated herein by reference to Exhibit 4.3 to the Annual Report on Form 10-K filed on March 31, 2025).
5.1**	Opinion of Spencer Fane LLP
10.1**	Form of Lock-Up Agreement (included as an exhibit to Exhibit 1.1)
23.1**	Consent of Spencer Fane LLP (included in Exhibit 5.1).
23.2*	Consent of RBSM LLP, independent registered public accounting firm
21.1**	Subsidiaries of the Registrant
24.1*	Power of Attorney (included on the signature page to this registration statement).
107*	SEC Filing Fee Table

*	Filed herewith
**	To be filed by amendment

(b) Financial Statement Schedules. All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

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ITEM 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on the 6th day of November, 2026.

eXoZymes Inc.

By:	/s/ Michael Heltzen
Michael Heltzen,
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Heltzen and Fouad Nawaz, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Heltzen	President and Chief Executive Officer	November 6, 2026
Michael Heltzen	(Principal Executive Officer)

/s/ Fouad Nawaz	Vice President, Finance	November 6, 2026
Fouad Nawaz	(Principal Financial and Accounting Officer)

/s/ Christopher A. Marlett	Director, Chairman of the Board	November 6, 2026
Christopher A. Marlett

/s/ Anthony DiGiandomenico	Director	November 6, 2026
Anthony DiGiandomenico

/s/ James U. Bowie	Director	November 6, 2026
James U. Bowie

/s/ James J. Lalonde	Director	November 6, 2026
James J. Lalonde

/s/ Lon E. Bell	Director	November 6, 2026
Lon E. Bell

/s/ Edgardo Rayo	Director	November 6, 2026
Edgardo Rayo

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